Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Full-Year 2015 Earnings

•	Earnings per share for Q4 2015 increases to $0.46, up 21 percent compared to Q4 2014

•	Full-year 2015 earnings per share increases to $1.62, up 14 percent compared to 2014

•	Board declares $0.25 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 28, 2016) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.46 for Q4 2015, up 21 percent from $0.38 for the same quarter last year on net income of $47.6 million for Q4 2015, compared to $39.6 million for Q4 2014. Federated reported 2015 EPS of $1.62, up 14 percent from $1.42 in 2014, on net income of $169.8 million, compared to $149.2 million for 2014.
Federated's total managed assets were $361.1 billion at Dec. 31, 2015, down $1.8 billion from $362.9 billion at Dec. 31, 2014 and up $10.1 billion or 3 percent from $351.0 billion at Sept. 30, 2015. Federated’s equity and fixed-income managed assets were $104.7 billion at Dec. 31, 2015, up $0.6 billion or 1 percent from $104.1 billion at Dec. 31, 2014 and up $0.7 billion or 1 percent from $104.0 billion at Sept. 30, 2015.
“Federated saw strong flows into a number of our products including Federated International Leaders Fund, which invests primarily in foreign company stocks in developed markets, and Federated Kaufmann Large Cap Fund, which invests primarily in large-cap growth companies,” said J. Christopher Donahue, president and chief executive officer. “In addition, we saw continued interest in Federated’s high-yield products during the fourth quarter.”
Federated's board of directors declared a quarterly dividend of $0.25 per share. The dividend is payable on Feb. 12, 2016 to shareholders of record as of Feb. 5, 2016. During Q4 2015, Federated purchased 533,636 shares of Federated class B common stock for $16.2 million, bringing the total shares of Class B common stock purchased in 2015 to 1,696,457 shares for $53.0 million.
Federated's equity assets were $53.6 billion at Dec. 31, 2015, up $2.2 billion or 4 percent from $51.4 billion at Dec. 31, 2014 and up $1.6 billion or 3 percent from $52.0 billion at Sept. 30, 2015. Top-selling equity funds during Q4 2015 on a net basis were Federated International Leaders Fund, Federated Kaufmann Large Cap Fund, Federated MDT Stock Trust, Federated Absolute Return Fund and Federated Global Allocation Fund.
Federated's fixed-income assets were $51.1 billion at Dec. 31, 2015, down $1.6 billion or 3 percent from $52.7 billion at Dec. 31, 2014 and down $1.0 billion or 2 percent from $52.1 billion at Sept. 30, 2015. Top-selling fixed-income funds on a net basis during Q4 2015 included Federated Institutional High Yield Bond Fund, Federated High Yield Trust, Federated Sterling Cash Plus Fund and Federated Municipal High Yield Advantage Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q4 and Full-Year 2015 Earnings	Page 2 of 11

Federated's money market assets were $256.4 billion at Dec. 31, 2015, down $2.4 billion or 1 percent from $258.8 billion at Dec. 31, 2014 and up $9.5 billion or 4 percent from $246.9 billion at Sept. 30, 2015. Money market mutual fund assets were $221.6 billion at Dec. 31, 2015, down $3.9 billion or 2 percent from $225.5 billion at Dec. 31, 2014 and up $5.3 billion or 2 percent from $216.3 billion at Sept. 30, 2015.
Financial Summary
Q4 2015 vs. Q4 2014
Revenue increased by $25.8 million or 12 percent primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and an increase in revenue from higher average equity assets. The increase in revenue was partially offset by a decrease in revenue from lower average fixed-income assets. See additional information about voluntary yield-related fee waivers in the table at the end of this financial summary.
During Q4 2015, Federated derived 62 percent of its revenue from equity and fixed-income assets (43 percent from equity assets and 19 percent from fixed-income assets) and 38 percent from money market assets.
Operating expenses increased by $10.5 million or 7 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers.
Q4 2015 vs. Q3 2015
Revenue increased by $9.3 million or 4 percent primarily due to a decrease in voluntary yield-related fee waivers.
Operating expenses increased by $6.7 million or 4 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers.
Nonoperating income (expenses), net increased by $4.6 million primarily due to an increase in net investment income resulting mainly from a decrease in losses on investments in Q4 2015 as compared to Q3 2015, as well as capital gain distributions received from fund investments in Q4 2015.
2015 vs. 2014
Revenue increased by $67.4 million or 8 percent primarily due to a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average equity assets. The increase in revenue was partially offset by a decrease in revenue from lower average money market assets.
During 2015, Federated derived 67 percent of its revenue from equity and fixed-income assets (46 percent from equity assets and 21 percent from fixed-income assets) and 33 percent from money market assets.
Operating expenses increased by $25.9 million or 4 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers and an increase in average equity assets. The increase was partially offset by decreased distribution expenses attributable to lower average money market assets.
Nonoperating (expenses) income, net decreased by $5.9 million primarily due to a decrease in net investment income resulting from an increase in losses on investments in 2015 compared to investment gains realized in 2014, partially offset by a decrease in debt expense primarily due to a lower average interest rate on Federated’s term loan.

Federated Reports Q4 and Full-Year 2015 Earnings	Page 3 of 11

Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).

Voluntary yield-related fee waivers and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, yields on instruments available for purchase by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the SEC, the Financial Stability Oversight Council and other governmental entities, changes in fees and expenses of the money market funds, changes in the mix of money market customer assets, changes in customer relationships, changes in the money market product structures and offerings, demand for competing products, changes in distribution models, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q4 2014 to Q4 2015	Quarter Ended	Change Q3 2015 to Q4 2015	Year Ended		Change 2014 to 2015
	Dec. 31, 2015	Dec. 31, 2014		Sept. 30, 2015		Dec. 31, 2015	Dec. 31, 2014
Investment advisory fees	$(37.5)	$(67.4)	$29.9	$(49.3)	$11.8	$(202.5)	$(279.5)	$77.0
Other service fees	(34.5)	(32.4)	(2.1)	(34.0)	(0.5)	(131.1)	(131.1)	0
Total revenue	$(72.0)	$(99.8)	$27.8	$(83.3)	$11.3	$(333.6)	$(410.6)	$77.0
Less: Reduction in distribution expense	54.5	67.6	(13.1)	61.3	(6.8)	240.6	280.9	(40.3)
Operating income	$(17.5)	$(32.2)	$14.7	$(22.0)	$4.5	$(93.0)	$(129.7)	$36.7
Less: Reduction in noncontrolling interest	1.1	2.7	(1.6)	1.7	(0.6)	7.1	10.7	(3.6)
Pre-tax impact	$(16.4)	$(29.5)	$13.1	$(20.3)	$3.9	$(85.9)	$(119.0)	$33.1

Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 29, 2016. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on Jan. 29, 2016 through Feb. 5, 2016 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13627932.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $361.1 billion in assets as of Dec. 31, 2015. With 122 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 4 percent of money market fund managers in the industry, the top 5 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, Nov. 30, 2015. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Federated Reports Q4 and Full-Year 2015 Earnings	Page 4 of 11

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, changes in product structure, fee arrangements with customers, distribution expense, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Full-Year 2015 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2014 to Q4 2015	Quarter Ended	% Change Q3 2015 to Q4 2015
	Dec. 31, 2015	Dec. 31, 2014		Sept. 30, 2015
Revenue
Investment advisory fees, net	$166,441	$143,587	16%	$158,898	5%
Administrative service fees, net—affiliates	53,561	53,427	0	53,275	1
Other service fees, net	22,896	19,562	17	21,198	8
Other, net	741	1,282	(42)	950	(22)
Total Revenue	243,639	217,858	12	234,321	4

Operating Expenses
Compensation and related	68,870	72,161	(5)	70,624	(2)
Distribution	66,069	53,764	23	58,823	12
Systems and communications	7,096	6,773	5	6,684	6
Office and occupancy	6,591	7,526	(12)	6,552	1
Professional service fees	6,100	5,714	7	7,823	(22)
Travel and related	3,935	3,792	4	3,183	24
Advertising and promotional	3,645	3,661	0	3,310	10
Other	4,448	2,833	57	3,078	45
Total Operating Expenses	166,754	156,224	7	160,077	4
Operating Income	76,885	61,634	25	74,244	4

Nonoperating Income (Expenses)
Investment income (loss), net	1,541	2,325	(34)	(3,049)	151
Debt expense	(974)	(1,787)	(45)	(979)	(1)
Other, net	4	(15)	127	(8)	150
Total Nonoperating Income (Expenses), net	571	523	9	(4,036)	114
Income before income taxes	77,456	62,157	25	70,208	10
Income tax provision	28,287	22,552	25	26,072	8
Net income including the noncontrolling interests in subsidiaries	49,169	39,605	24	44,136	11
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	1,559	(8)	NM	5	NM
Net Income	$47,610	$39,613	20%	$44,131	8%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.46	$0.38	21%	$0.42	10%
Weighted-average shares outstanding
Basic	100,088	100,642		100,449
Diluted	100,090	100,643		100,451
Dividends declared per share	$0.25	$0.25		$0.25

1)
Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.8 million, $1.5 million and $1.7 million available to unvested restricted shareholders for the quarterly periods ended Dec. 31, 2015, Dec. 31, 2014 and Sept. 30, 2015, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Full-Year 2015 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2015	Dec. 31, 2014	% Change
Revenue
Investment advisory fees, net	$626,325	$557,318	12%
Administrative service fees, net—affiliates	211,458	213,136	(1)
Other service fees, net	84,910	84,039	1
Other, net	3,916	4,757	(18)
Total Revenue	926,609	859,250	8

Operating Expenses
Compensation and related	286,932	285,337	1
Distribution	232,445	210,641	10
Professional service fees	29,090	30,216	(4)
Systems and communications	27,629	25,794	7
Office and occupancy	26,706	29,968	(11)
Advertising and promotional	13,930	13,330	5
Travel and related	13,409	13,219	1
Other	17,022	12,796	33
Total Operating Expenses	647,163	621,301	4
Operating Income	279,446	237,949	17

Nonoperating (Expenses) Income
Investment (loss) income, net	(208)	11,043	(102)
Debt expense	(4,299)	(9,611)	(55)
Other, net	(33)	(29)	14
Total Nonoperating (Expenses) Income, net	(4,540)	1,403	(424)
Income before income taxes	274,906	239,352	15
Income tax provision	102,920	89,530	15
Net income including the noncontrolling interests in subsidiaries	171,986	149,822	15
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,179	586	NM
Net Income	$169,807	$149,236	14%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$1.62	$1.42	14%
Weighted-average shares outstanding
Basic	100,475	100,721
Diluted	100,477	100,723
Dividends declared per share	$1.00	$1.00

1)
Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $6.6 million and $5.8 million available to unvested restricted shareholders for the years ended Dec. 31, 2015 and Dec. 31, 2014, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Full-Year 2015 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2015	Dec. 31, 2014
Assets
Cash and other investments	$346,815	$297,338
Other current assets	49,013	44,717
Intangible assets, net and goodwill	734,492	733,847
Other long-term assets	56,883	64,617
Total Assets	$1,187,203	$1,140,519

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$159,208	$149,321
Long-term debt	191,250	216,750
Other long-term liabilities	179,039	161,099
Redeemable noncontrolling interests	8,734	3,697
Equity excluding treasury stock	840,911	774,910
Treasury stock	(191,939)	(165,258)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,187,203	$1,140,519

Federated Reports Q4 and Full-Year 2015 Earnings	Page 8 of 11

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Equity funds
Beginning assets	$33,273	$35,533	$32,088	$33,141	$28,097
Sales	2,143	2,464	2,650	9,801	10,140
Redemptions	(2,279)	(2,043)	(1,844)	(8,159)	(6,530)
Net (redemptions) sales	(136)	421	806	1,642	3,610
Net exchanges	(23)	(110)	(7)	(88)	42
Market gains and losses/reinvestments[1]	1,011	(2,571)	254	(570)	1,392
Ending assets	$34,125	$33,273	$33,141	$34,125	$33,141

Equity separate accounts[2]
Beginning assets	$18,683	$19,256	$18,247	$18,285	$16,051
Sales[3]	1,192	1,456	1,392	5,790	4,536
Redemptions[3]	(1,187)	(1,350)	(1,622)	(4,575)	(3,883)
Net sales (redemptions)[3]	5	106	(230)	1,215	653
Net exchanges	4	(1)	0	3	0
Market gains and losses[4]	739	(678)	268	(72)	1,581
Ending assets	$19,431	$18,683	$18,285	$19,431	$18,285

Total equity[2]
Beginning assets	$51,956	$54,789	$50,335	$51,426	$44,148
Sales[3]	3,335	3,920	4,042	15,591	14,676
Redemptions[3]	(3,466)	(3,393)	(3,466)	(12,734)	(10,413)
Net (redemptions) sales[3]	(131)	527	576	2,857	4,263
Net exchanges	(19)	(111)	(7)	(85)	42
Market gains and losses/reinvestments[1]	1,750	(3,249)	522	(642)	2,973
Ending assets	$53,556	$51,956	$51,426	$53,556	$51,426

Fixed-income funds
Beginning assets	$38,982	$40,042	$40,435	$40,456	$39,606
Sales	3,477	3,277	4,631	14,496	16,186
Redemptions	(4,218)	(4,173)	(4,411)	(16,588)	(16,120)
Net (redemptions) sales	(741)	(896)	220	(2,092)	66
Net exchanges	2	90	(285)	33	(354)
Acquisition related	0	0	0	0	301
Market gains and losses/reinvestments[1]	(254)	(254)	86	(408)	837
Ending assets	$37,989	$38,982	$40,456	$37,989	$40,456

Fixed-income separate accounts[2]
Beginning assets	$13,083	$12,862	$10,752	$12,251	$10,520
Sales[3]	332	638	1,499	1,963	2,393
Redemptions[3]	(244)	(336)	(306)	(1,061)	(1,343)
Net sales[3]	88	302	1,193	902	1,050
Net exchanges	0	(6)	229	(6)	230
Market gains and losses[4]	(41)	(75)	77	(17)	451
Ending assets	$13,130	$13,083	$12,251	$13,130	$12,251

Total fixed income[2]
Beginning assets	$52,065	$52,904	$51,187	$52,707	$50,126
Sales[3]	3,809	3,915	6,130	16,459	18,579
Redemptions[3]	(4,462)	(4,509)	(4,717)	(17,649)	(17,463)
Net (redemptions) sales [3]	(653)	(594)	1,413	(1,190)	1,116
Net exchanges	2	84	(56)	27	(124)
Acquisition related	0	0	0	0	301
Market gains and losses/reinvestments[1]	(295)	(329)	163	(425)	1,288
Ending assets	$51,119	$52,065	$52,707	$51,119	$52,707
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q4 and Full-Year 2015 Earnings	Page 9 of 11

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014

Funds
Beginning assets	$72,255	$75,575	$72,523	$73,597	$67,703
Sales	5,620	5,741	7,281	24,297	26,326
Redemptions	(6,497)	(6,216)	(6,255)	(24,747)	(22,650)
Net (redemptions) sales	(877)	(475)	1,026	(450)	3,676
Net exchanges	(21)	(20)	(292)	(55)	(312)
Acquisition related	0	0	0	0	301
Market gains and losses/reinvestments[1]	757	(2,825)	340	(978)	2,229
Ending assets	$72,114	$72,255	$73,597	$72,114	$73,597

Separate accounts[2]
Beginning assets	$31,766	$32,118	$28,999	$30,536	$26,571
Sales[3]	1,524	2,094	2,891	7,753	6,929
Redemptions[3]	(1,431)	(1,686)	(1,928)	(5,636)	(5,226)
Net sales[3]	93	408	963	2,117	1,703
Net exchanges	4	(7)	229	(3)	230
Market gains and losses[4]	698	(753)	345	(89)	2,032
Ending assets	$32,561	$31,766	$30,536	$32,561	$30,536

Total assets [2]
Beginning assets	$104,021	$107,693	$101,522	$104,133	$94,274
Sales[3]	7,144	7,835	10,172	32,050	33,255
Redemptions[3]	(7,928)	(7,902)	(8,183)	(30,383)	(27,876)
Net (redemptions) sales [3]	(784)	(67)	1,989	1,667	5,379
Net exchanges	(17)	(27)	(63)	(58)	(82)
Acquisition related	0	0	0	0	301
Market gains and losses/reinvestments[1]	1,455	(3,578)	685	(1,067)	4,261
Ending assets	$104,675	$104,021	$104,133	$104,675	$104,133
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q4 and Full-Year 2015 Earnings	Page 10 of 11

(unaudited)
MANAGED ASSETS (in millions)	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
By Asset Class
Equity	$53,556	$51,956	$54,789	$54,037	$51,426
Fixed-income	51,119	52,065	52,904	53,562	52,707
Money market	256,437	246,937	241,982	248,160	258,772
Total Managed Assets	$361,112	$350,958	$349,675	$355,759	$362,905
By Product Type
Funds:
Equity	$34,125	$33,273	$35,533	$34,951	$33,141
Fixed-income	37,989	38,982	40,042	41,039	40,456
Money market	221,615	216,252	208,786	214,310	225,471
Total Fund Assets	$293,729	$288,507	$284,361	$290,300	$299,068
Separate accounts:
Equity	$19,431	$18,683	$19,256	$19,086	$18,285
Fixed-income	13,130	13,083	12,862	12,523	12,251
Money market	34,822	30,685	33,196	33,850	33,301
Total Separate Accounts	$67,383	$62,451	$65,314	$65,459	$63,837
Total Managed Assets	$361,112	$350,958	$349,675	$355,759	$362,905

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
By Asset Class
Equity	$54,097	$54,238	$55,476	$52,784	$50,901
Fixed-income	51,922	52,577	53,319	53,405	52,782
Money market	247,986	245,133	239,774	253,261	246,698
Liquidation portfolio[1]	0	0	0	0	1,563
Total Avg. Assets	$354,005	$351,948	$348,569	$359,450	$351,944
By Product Type
Funds:
Equity	$34,726	$35,181	$35,998	$34,162	$32,705
Fixed-income	38,779	39,526	40,574	41,013	41,072
Money market	217,031	213,633	205,943	218,168	216,235
Total Avg. Fund Assets	$290,536	$288,340	$282,515	$293,343	$290,012
Separate accounts:
Equity	$19,371	$19,057	$19,478	$18,622	$18,196
Fixed-income	13,143	13,051	12,745	12,392	11,710
Money market	30,955	31,500	33,831	35,093	30,463
Total Avg. Separate Accounts	$63,469	$63,608	$66,054	$66,107	$60,369
Total Avg. Liquidation Portfolio[1]	$0	$0	$0	$0	$1,563
Total Avg. Managed Assets	$354,005	$351,948	$348,569	$359,450	$351,944

1)
Liquidation portfolio represented a portfolio of distressed bonds at cost. Federated had been retained by a third party to manage these assets through an orderly liquidation process that was completed during the fourth quarter of 2014. Management-fee rates earned from this portfolio were lower than those of traditional separate account mandates.

Federated Reports Q4 and Full-Year 2015 Earnings	Page 11 of 11

(unaudited)
AVERAGE MANAGED ASSETS	Year Ended
(in millions)	Dec. 31, 2015	Dec. 31, 2014
By Asset Class
Equity	$54,149	$48,317
Fixed-income	52,805	51,333
Money market	246,539	254,260
Liquidation portfolio[1]	0	4,557
Total Avg. Assets	$353,493	$358,467
By Product Type
Funds:
Equity	$35,017	$30,859
Fixed-income	39,973	40,366
Money market	213,694	220,742
Total Avg. Fund Assets	$288,684	$291,967
Separate Accounts:
Equity	$19,132	$17,458
Fixed-income	12,832	10,967
Money market	32,845	33,518
Total Avg. Separate Accounts	$64,809	$61,943
Total Avg. Liquidation Portfolio[1]	$0	$4,557
Total Avg. Managed Assets	$353,493	$358,467

1)
Liquidation portfolio represented a portfolio of distressed bonds at cost. Federated had been retained by a third party to manage these assets through an orderly liquidation process that was completed during the fourth quarter of 2014. Management-fee rates earned from this portfolio were lower than those of traditional separate account mandates.